UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026
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MSC INDUSTRIAL DIRECT CO., INC.
(Exact name of registrant as specified in its charter)
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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 8, 2026, MSC Industrial Direct Co., Inc. (the “Company”) announced that, effective September 14, 2026, Robert Kuhns has been appointed as the Executive Vice President and Chief Financial Officer of the Company. Greg Clark, who has been serving as the Company’s Interim Chief Financial Officer since August 2025, has resigned as Interim Chief Financial Officer, effective September 14, 2026, and will continue in his role as Vice President of Finance and Corporate Controller.

Prior to joining the Company, Mr. Kuhns, age 52, served as the Vice President and Chief Financial Officer of TopBuild Corp., a distributor and installer of insulation and related building products, from March 2022 until TopBuild Corp.’s acquisition by QXO, Inc. in July 2026. He also served as the Vice President, Controller of TopBuild Corp. from July 2018 to March 2022. Prior to that, Mr. Kuhns held various positions of increasing responsibility in finance at Mohawk Industries, Inc., NCH Corporation and Ingersoll Rand.

In connection with his appointment, Mr. Kuhns received and has agreed to the terms of an offer letter (the “Offer Letter”) providing for an annual base salary of $650,000. For fiscal year 2027, Mr. Kuhns will be eligible for an annual incentive bonus award with a target amount equal to 85% of his base salary and an equity award (comprised of performance share units and restricted stock units) with a grant date value of $1,500,000. He also will be entitled to participate in all of the employee benefit plans available to executives. Mr. Kuhns will receive a sign-on equity grant of restricted stock units having a grant date fair value of $1,500,000, which will vest in equal amounts on each of the first, second, third and fourth anniversaries of the grant date, provided that Mr. Kuhns continues to be employed by the Company at each vesting date.

Mr. Kuhns will be a participant in the Company’s Executive Severance Plan and the Company’s Executive Change in Control Severance Plan. Under the Company’s Executive Severance Plan, participants are entitled to receive certain severance benefits upon a qualifying termination. Under the Company’s Executive Change in Control Severance Plan, if, within two years after the occurrence of a change in control of the Company, (a) the executive’s employment is terminated other than for cause or (b) the executive terminates his employment following a change in the executive’s “circumstances of employment,” then the Company would be obligated to pay the executive a severance payment equal to (i) two times the executive’s annual base salary, plus (ii) two times the executive’s targeted annual cash incentive bonus, plus (iii) the pro rata portion of the executive’s targeted annual cash performance bonus. In addition, any unvested stock options and stock awards would accelerate. As a condition to receiving severance payments and benefits, the executive would be required to execute a general release in favor of the Company. The terms of these plans are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on December 11, 2025, and the plans have been filed as exhibits to reports filed by the Company with the SEC. Further, the Company will enter into its standard form of indemnification agreement with Mr. Kuhns, the form of which is filed as an exhibit to reports filed by the Company with the SEC.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full terms and conditions of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There is no arrangement or understanding between Mr. Kuhns and any other person pursuant to which he was appointed as Executive Vice President and Chief Financial Officer of the Company. Mr. Kuhns does not have any family relationships with any of the Company’s directors or executive officers. Mr. Kuhns does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On September 8, 2026, the Company issued a press release announcing Mr. Kuhns’ appointment as Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

10.1	Robert Kuhns Offer Letter, dated August 19, 2026
99.1	Press Release, dated September 8, 2026, issued by MSC Industrial Direct Co., Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	September 8, 2026	By:	/s/ Walter Siegel
		Name:	Walter Siegel
		Title:	Senior Vice President, General Counsel and Corporate Secretary
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